Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2024 Financial Results
Income and EBITDA Growth Highlight Performance
GARDEN CITY, NY, May 9, 2024 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2024.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased with our performance in the first quarter as we delivered results that were both in line with our expectations and above the broader market. While shipments for the quarter were under pressure as a result of both economic headwinds and inventory rationalization efforts among select retailers, our sell-through rates remained strong, a testament to the strength of our product offerings across channels. Further, we were able to expand our margins and deliver increased profitability as a result of favorable product mix, stability in our supply chain, and our continued disciplined expense management.”
Mr. Kay continued, “The steps we have taken to strengthen our business have positioned us well to compete and gain share notwithstanding market conditions. Our outlook reflects the opportunities already in our pipeline for the year ahead, and we are confident in our ability to continue driving operational excellence as we advance our strategic growth initiatives. Further, our high liquidity levels ensure we have the financial flexibility to invest in our business. As we look ahead to the full year 2024, we are confident the Company is well-positioned to continue delivering solid performance and creating value for our shareholders as we continue execute on our growth strategy.”
First Quarter Financial Highlights:
Consolidated net sales for the three months ended March 31, 2024 were $142.2 million, representing a decrease of $3.2 million, or 2.2%, as compared to net sales of $145.4 million for the corresponding period in 2023. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2024 average rates to 2023 local currency amounts, consolidated net sales decreased by $3.7 million, or 2.5%, as compared to consolidated net sales in the corresponding period in 2023. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended March 31, 2024 was $57.5 million, or 40.5%, as compared to $53.8 million, or 37.0%, for the corresponding period in 2023.
Income from operations was $1.8 million, as compared to a loss from operations of $(1.8) million for the corresponding period in 2023.
Adjusted income from operations(1) was $5.7 million, as compared to $3.4 million for the corresponding period in 2023.
Net loss was $(6.3) million, or $(0.29) per diluted share, as compared to net loss of $(8.8) million, or $(0.41) per diluted share, in the corresponding period in 2023.
Adjusted net loss(1) was $(3.2) million, or $(0.15) per diluted share, as compared to adjusted net loss(1) of $(2.6) million, or $(0.12) per diluted share, in the corresponding period in 2023.
Adjusted EBITDA(1) was $59.5 million for the trailing twelve months ended March 31, 2024.
Liquidity as of March 31, 2024 was $125.1 million, consisting of $4.6 million of cash and cash equivalents, $96.7 million of availability under the ABL Agreement and $23.8 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.

Full Year 2024 Guidance
For the full year ending December 31, 2024, the Company is providing the following financial guidance
(in millions - except per share data):

Net sales	$690 to $730
Income from operations	$33.0 to $38.0
Adjusted income from operations	$49.0 to $54.0
Net income(1)	$4.0 to $6.0
Adjusted net income	$15.0 to $17.0
Diluted income per common share(1)	$0.18 to $0.28 per share
Adjusted diluted income per common share	$0.69 to $0.78 per share
Weighted-average diluted shares	21.8
Adjusted EBITDA	$57.5 to $62.5
(1) Guidance for the year ending December 31, 2024 for net income and diluted income per common share guidance does not include an estimate for a non-cash loss of $14.2 million that would be reclassified from the Statement of Comprehensive Loss to the Statement of Operations upon a loss of significant influence in the Grupo Vasconia investment.
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Conference Call
The Company has scheduled a conference call for Thursday, May 9, 2024 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is (800) 715-9871 (U.S.) or +1 (646) 307-1963 (International). The conference ID is 8806704.
A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=J5ENI5wB
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until November 5, 2024.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net loss, adjusted diluted loss per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the

Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conflicts including: the conflict in Ukraine, Israel and surrounding areas, and the possible expansion of such conflicts; macro-economic challenges, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / T.J. O'Sullivan / Carly King
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$142,242	$145,435
Cost of sales	84,695	91,593
Gross margin	57,547	53,842
Distribution expenses	16,181	16,885
Selling, general and administrative expenses	39,536	37,907
Restructuring expenses	—	856
Income (loss) from operations	1,830	(1,806)
Interest expense	(5,614)	(5,336)
Mark to market loss on interest rate derivatives	(174)	(234)
Loss before income taxes and equity in losses	(3,958)	(7,376)
Income tax (provision) benefit	(210)	1,348
Equity in losses, net of taxes	(2,092)	(2,777)
NET LOSS	$(6,260)	$(8,805)
BASIC LOSS PER COMMON SHARE	$(0.29)	$(0.41)
DILUTED LOSS PER COMMON SHARE	$(0.29)	$(0.41)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,639	$16,189
Accounts receivable, less allowances of $15,177 at March 31, 2024 and $15,952 at December 31, 2023	113,645	155,180
Inventory	189,820	188,647
Prepaid expenses and other current assets	13,915	16,339
TOTAL CURRENT ASSETS	322,019	376,355
PROPERTY AND EQUIPMENT, net	16,356	16,970
OPERATING LEASE RIGHT-OF-USE ASSETS	66,662	69,756
INVESTMENTS	—	1,826
INTANGIBLE ASSETS, net	195,343	199,133
OTHER ASSETS	2,286	3,102
TOTAL ASSETS	$602,666	$667,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$10,652	$4,742
Accounts payable	32,855	54,154
Accrued expenses	64,697	78,356
Income taxes payable	567	641
Current portion of operating lease liabilities	14,251	14,075
TOTAL CURRENT LIABILITIES	123,022	151,968
OTHER LONG-TERM LIABILITIES	9,257	9,126
INCOME TAXES PAYABLE, LONG-TERM	1,493	1,493
OPERATING LEASE LIABILITIES	66,278	70,009
DEFERRED INCOME TAXES	7,429	7,438
REVOLVING CREDIT FACILITY	40,860	60,395
TERM LOAN	130,626	135,834
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2024 and December 31, 2023; shares issued and outstanding: 22,073,256 at March 31, 2024 and 21,813,266 at December 31, 2023	221	218
Paid-in capital	277,496	277,728
Accumulated deficit	(20,771)	(13,568)
Accumulated other comprehensive loss	(33,245)	(33,499)
TOTAL STOCKHOLDERS’ EQUITY	223,701	230,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$602,666	$667,142

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(6,260)	$(8,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,939	4,870
Amortization of financing costs	739	477
Mark to market loss on interest rate derivatives	174	234
Non-cash lease adjustment	(455)	(713)
Provision for doubtful accounts	195	1,643
Stock compensation expense	807	861
Undistributed losses from equity investment, net of taxes	2,092	2,777
Changes in operating assets and liabilities
Accounts receivable	41,119	15,336
Inventory	(1,566)	13,368
Prepaid expenses, other current assets and other assets	3,159	1,811
Accounts payable, accrued expenses and other liabilities	(34,359)	(18,085)
Income taxes receivable	—	(1,434)
Income taxes payable	(71)	(235)
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,513	12,105
INVESTING ACTIVITIES
Purchases of property and equipment	(600)	(511)
NET CASH USED IN INVESTING ACTIVITIES	(600)	(511)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	51,484	18,357
Repayments of revolving credit facility	(70,822)	(8,680)
Payments for finance lease obligations	(7)	(7)
Payments of tax withholding for stock based compensation	(1,028)	(439)
Payments for stock repurchase	—	(2,539)
Cash dividends paid	(1,026)	(985)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(21,399)	5,707
Effect of foreign exchange on cash	(64)	59
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(11,550)	17,360
Cash and cash equivalents at beginning of period	16,189	23,598
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,639	$40,958

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended March 31, 2024:

	Quarter Ended				Twelve Months Ended March 31, 2024
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
	(in thousands)
Net (loss) income as reported	$(6,520)	$4,206	$2,707	$(6,260)	$(5,867)
Undistributed equity losses, net	5,863	1,047	2,978	2,092	11,980
Income tax provision	1,242	3,015	3,313	210	7,780
Interest expense	5,528	5,246	5,618	5,614	22,006
Depreciation and amortization	4,925	4,821	4,955	4,939	19,640
Mark to market (gain) loss on interest rate derivatives	(197)	98	364	174	439
Stock compensation expense	1,011	898	917	807	3,633
Contingent consideration fair value adjustments	(50)	—	(600)	—	(650)
(Gain) loss on extinguishments of debt, net	(1,520)	—	759	—	(761)
Acquisition related expenses	242	186	407	95	930
Warehouse redesign expenses(1)	157	176	51	18	402
Adjusted EBITDA(2)	$10,681	$19,693	$21,469	$7,689	$59,532
(1) For the twelve months ended March 31, 2024, the warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in losses, income tax provision, interest expense, depreciation and amortization, mark to market (gain) loss on interest rate derivatives, stock compensation expense, (gain) loss on extinguishments of debt, net, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net loss and adjusted diluted loss per common share (in thousands -except per share data):

	Three Months Ended March 31,
	2024	2023
Net loss as reported	$(6,260)	$(8,805)
Adjustments:
Acquisition intangible amortization expense	3,778	3,676
Acquisition related expenses	95	490
Restructuring expenses	—	856
Warehouse redesign expenses(1)	18	194
Impairment of Grupo Vasconia investment	—	2,053
Mark to market loss on interest rate derivatives	174	234
Income tax effect on adjustments	(998)	(1,345)
Adjusted net loss(2)	$(3,193)	$(2,647)
Adjusted diluted loss per common share(3)	$(0.15)	$(0.12)
(1) For the three months ended March 31, 2024 and 2023, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2023 excludes acquisition intangible amortization expense, acquisition related expenses, restructuring expenses, warehouse redesign expenses, impairment of Grupo Vasconia investment, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3)Adjusted diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 21,377 and 21,225 for the three month period ended March 31, 2024 and 2023, respectively. The diluted weighted-average shares outstanding for the three months ended March 31, 2024 and 2023 do not include the effect of dilutive securities.

Adjusted income from operations (in thousands):
	Three Months Ended March 31,
	2024	2023
Income (loss) from operations	$1,830	$(1,806)
Adjustments:
Acquisition intangible amortization expense	3,778	3,676
Acquisition related expenses	95	490
Restructuring expenses	—	856
Warehouse redesign expenses(1)	18	194
Total adjustments	3,891	5,216
Adjusted income from operations(2)	$5,721	$3,410
(1) For the three months ended March 31, 2024 and 2023, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three months ended March 31, 2024 and March 31, 2023, excludes acquisition intangible amortization expense, acquisition related expenses, restructuring expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2024	2023	Increase (Decrease)	2024	2023	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$130,480	$133,485	$(3,005)	$130,480	$133,485	$(3,005)	$—	(2.3)%	(2.3)%	—%
International	11,762	11,950	(188)	11,762	12,418	(656)	(468)	(5.3)%	(1.6)%	3.7%
Total net sales	$142,242	$145,435	$(3,193)	$142,242	$145,903	$(3,661)	$(468)	(2.5)%	(2.2)%	0.3%
(1) “Constant Currency” is determined by applying the 2024 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2024 (in millions):

Net income guidance	$4.0 to $6.0
Undistributed equity losses	2.1
Income tax expense	5.0 to 8.0
Interest expense(1)	21.9
Depreciation and amortization	19.5
Stock compensation expense	4.0
Acquisition related expense	0.2
Warehouse redesign expenses	0.8
Adjusted EBITDA guidance	$57.5 to $62.5

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2024 (in millions - except per share data):
Net income guidance	$4.0 to $6.0
Acquisition intangible amortization expense	15.0
Acquisition related expense	0.2
Warehouse redesign expenses	0.8
Mark to market loss on interest rate derivatives	0.2
Income tax effect on adjustment	(5.2)
Adjusted net income guidance	$15.0 to $17.0
Adjusted diluted income per share guidance	$0.69 to $0.78

Adjusted income from operations guidance for the full year ending December 31, 2024 (in millions):
Income from operations guidance	$33.0 to $38.0
Acquisition intangible amortization expense	15.0
Acquisition related expense	0.2
Warehouse redesign expenses	0.8
Adjusted income from operations	$49.0 to $54.0
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.